Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF JULY 23, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A. ADDITIONAL CUSTODIANS
Custodian	Purpose
Bank of New York	FICASH
FITERM

B. SPECIAL SUBCUSTODIANS
Custodian	Purpose
Bank of New York	FICASH

C. FOREIGN SUBCUSTODIANS:

Country	Subcustodian Name	City	Central Depository Name	2nd Central Depository	3rd Central Depository
Argentina	Citibank, N.A.	1036 Buenos Aires, Argentina	Caja de Valores S.A.
Australia	The Hongkong and Shanghai Banking Corporation Ltd.	Sydney, NSW 2000, Australia	Austraclear Limited
Australia	Citigroup Pty. Limited	Melbourne, VIC 3000, Australia
Austria	UniCredit Bank Austria AG	Vienna A-1090, Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)
Bahrain	HSBC Bank Middle East Limited	Kingdom of Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange
Bangladesh	Standard Chartered Bank	Dhaka 1000, Bangladesh	Central Depository Bangladesh Limited
Belgium	Deutsche Bank AG, Netherlands	1017 CA Amsterdam, Netherlands	Euroclear Belgium	Banque Nationale de Belgique
Benin	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Bermuda	Bank of Bermuda Limited	Hamilton, HM11 Bermuda	Bermuda Securities Depository
Botswana	Barclays Bank of Botswana Ltd.	Gaborone, Botswana	Bank of Botswana	Central Securities Depository Company of Botswana Ltd.
Brazil	Citibank, N.A.	São Paulo, Brazil 01311	Companhia Brasileira de Liquidaçao e Custodia	Sistema Especial de Liquidação e de Custódia	Central de Custódia e de Liquidação Financeira de Titulos Privados
Bulgaria	ING Bank N.V.	Sofia 1404, Bulgaria	Central Depository AD	Bulgarian National Bank
Bulgaria	*UniCredit Bulbank AD	Sofia 1000, Bulgaria
Burkina Faso	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Canada	State Street Trust Company Canada	Toronto, Ontario M5C 3G6 Canada	The Canadian Depository for Securities Limited
Canada	*RBC Dexia Investor Services Limited	Toronto, Ontario M5J 2J5, Canada
Cayman Islands	Close Trustees (Cayman) Limited	Grand Cayman KY1-1102 ,Cayman Islands	None
Chile	Banco Itaú Chile	Las Condes, Santiago, Chile	Depósito Central de Valores S.A.
Chile	*Citibank, N.A.	Santiago, Chile Santiago
People's Republic of China (Shanghai)	HSBC Bank (China) Company Limited, Shanghai	Pudong Shanghai PRC Postal Code: 200120	China Securities Depository and Clearing Corporation Limited, Shanghai Branch
People's Republic of China (Shenzhen)	SBC Bank (China) Company Limited, Shenzhen	Shenzhen 518031 People's Republic of China	China Securities Depository and Clearing Corporation Limited, Shenzhen Branch
People's Republic of China (Shenzhen)	*Standard Chartered Bank (China) Limited Shanghai, Shenzhen	Pudong, Shanghai 200120, China
Colombia	Cititrust Colombia S.A.	Bogotá, Colombia	Depósito Centralizado de Valores de Colombia S.A.	Depósito Central de Valores
Costa Rica	Banco BCT S.A.	San José, Costa Rica	Central de Valores S.A.
Croatia	Privredna banka Zagreb d.d.	10000 Zagreb, Croatia	Sredisnje Klirinsko Depozitarno Drustvo
Croatia	*Zagrebacka Banka d.d.	10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.A.	GR 115 28 Athens, Greece	Central Depository and Central Registry
Czech Republic	Ceskoslovenská obchodni banka, a.s.	150 57 Prague 5, Czech Republic	Stredisko cenn/ch papiru - Ceská republika	Czech National Bank
Czech Republic	*UniCredit Bank Czech Republic, a. s.	113 80, Praha 1, Czech Republic
Denmark	Skandinaviska Enskilda Banken AB	Copenhagen K, Denmark	VP Securities A/S
Ecuador	Banco de la Producción S.A. PRODUBANCO	Quito, Ecuador	Depósito Centralizado de Valores de Ecuador (DECEVALE)
Egypt	HSBC Bank Egypt S.A.E.	Cairo, Egypt	Misr for Clearing, Settlement, and Depository S.A.E.	Central Bank of Egypt
Egypt	*Citibank, N.A.	Cairo, Egypt 11511
Estonia	AS SEB Pank	15010 Tallinn, Estonia	AS Eesti Väärtpaberikeskus
Finland	Skandinaviska Enskilda Banken AB	SE-106 40 Stockholm, Sweden	Euroclear Finland
France	Deutsche Bank A.G.	1017 CA Amsterdam, Netherlands	Euroclear France
Germany	Deutsche Bank AG	D-65760 Eschborn Germany	Clearstream Banking AG, Frankfurt
Ghana	Barclays Bank of Ghana Ltd	Accra, Ghana	GSE Securities Depository Company Ltd. (GSD)	Bank of Ghana
Greece	BNP Paribas Securities Services, S.A.	GR 115 28 Athens, Greece	Kentriko Apothetirio Aksion (Apothetirio)	Bank of Greece
Guinea-Bissau	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Hong Kong	Standard Chartered Bank (Hong Kong) Ltd	Kwun Tong, Hong Kong	Hong Kong Securities Clearing Company Limited	Central Moneymarkets Unit
Hungary	UniCredit Bank Hungary Zrt.	H-1054 Budapest, Hungary	Központi Elszámolóház és Értéktár (Budapest) Zrt. (KELER)
Iceland	New Kaupthing Banki hf.	101 Reykjavik, Iceland	Iceland Securities Depository Limited
India	Deutsche Bank AG	Fort Mumbai 400 001, India	National Securities Depository Limited	Reserve Bank of India	Central Depository Services India Limited
India	The Hongkong and Shanghai Banking Corporation Limited	Mumbai-400 057, India
India	*Standard Chartered Bank	Fort Mumbai 400 001 India
Indonesia	Deutsche Bank AG	Jakarta 10310, Indonesia	Bank Indonesia	PT Kustodian Sentral Efek Indonesia
Indonesia	*Standard Chartered Bank Indonesia	Jakarta 10220, Indonesia
Ireland	Bank of Ireland	Dublin 1, Ireland	None
Ireland	*HSBC Bank Plc.	London EC3N 4DA
Israel	Bank Hapoalim B.M.	66883 Tel Aviv, Israel	Tel Aviv Stock Exchange Clearing House Ltd.
Italy	Deutsche Bank S.p.A., Milan	20124 Milan, Italy	Monte Titoli S.p.A.
Ivory Coast	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Jamaica	Bank of Nova Scotia Jamaica Ltd	Kingston, Jamaica, W.I.	Jamaica Central Securities Depository
Japan	Mizuho Corporate Bank, Ltd.	Tokyo 104-0052, Japan	Japan Securities Depository Center (JASDEC) Incorporated	Bank of Japan
Japan	Sumitomo Mitsui Banking Corporation	Tokyo 100-8210, Japan
Japan	*Standard Chartered Bank (Japan) Limited	Tokyo 100-6155, Japan
Jordan	HSBC Bank Middle East Limited	Western Amman, Jordan	Securities Depository Center
Kazakhstan	SB HSBC Bank Kazakhstan JSC	050010 Almaty, Kazakhstan	Central Securities Depository
Kenya	Barclays Bank of Kenya Limited	Nairobi, Kenya	Central Bank of Kenya	Central Depository and Settlement Corporation Limited
Republic of Korea	Deutsche Bank AG	110-752 Seoul, Korea	Korea Securities Depository
Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited	1-Ka Bongrae-Dong, Chung-Ku Seoul, Korea
Republic of Korea	*Standard Chartered First Bank Korea Limited (SC First Bank)	ChongRo-Gu, Seoul,110-702, Korea
Kuwait	HSBC Bank Middle East Limited	Safat 13017, Kuwait	Kuwait Clearing Company
Latvia	AS SEB Banka	Riga raj, LV 1076 Latvia	Latvian Central Depository
Lebanon	HSBC Bank Middle East Limited	Beirut 1107 2080, Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L	Banque du Liban
Lithuania	AB SEB Bankas	LT-2600 Vilnius, Lithuania	Central Securities Depository of Lithuania
Malaysia	Standard Chartered Bank Malaysia Berhad	50250 Kuala Lumpur, Malaysia	Bursa Malaysia Depository Sdn. Bhd.	Bank Negara Malaysia
Mali	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Malta	The Hongkong and Shanghai Banking Corporation Limited	Valletta VLT 05, Malta	Central Securities Depository of the Malta Stock Exchange
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Ebene, Mauritius	Central Depository and Settlement Co. Ltd.	Bank of Mauritius
Mexico	Banco Nacional de México S.A.	Mexico, DF 01210	S.D. INDEVAL, S.A. de C.V.
Morocco	Citibank Maghreb	Casablanca 20190, Morocco	Maroclear
Namibia	Standard Bank Namibia Limited	Windhoek, Namibia	Bank of Namibia
Netherlands	Deutsche Bank AG	1017 CA Amsterdam, Netherlands	Euroclear Nederland
New Zealand	The Hongkong and Shanghai Banking Corporation Ltd	Auckland 1010, New Zealand	New Zealand Central Securities Depository Limited
Niger	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Nigeria	Stanbic IBTC Bank Plc.	Victoria Island, Lagos, Nigeria	Central Securities Clearing System Ltd.
Norway	Skandinaviska Enskilda Banken AB	SE-106 40 Stockholm, Sweden	Verdipapirsentralen
Oman	HSBC Bank Middle East Limited	Muscat, Oman	Muscat Depository & Securities Registration Company, SAOC
Pakistan	Deutsche Bank AG	Karachi 75530 Pakistan	Central Depository Company of Pakistan Limited	State Bank of Pakistan
Pakistan	*Standard Chartered Bank (Pakistan) Limited	Karachi 74000, Pakistan
Palestine	HSBC Bank Middle East Limited	Ramallah, West Bank, Palestine	Clearing, Depository and Settlement, a department of the Palestine Securities Exchange
Peru	Citibank del Péru, S.A.	Lima 27, Perú	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A (CAVALI ICLV S.A.)
Philippines	Standard Chartered Bank	Makati City, Metro Manila Philippines	Philippine Depository & Trust Corp.	Registry of Scripless Securities (ROSS) of the Bureau of Treasury
Poland	Bank Handlowy w Warszawie S.A.	00-923 Warsaw 55, Poland	Krajowy Depozyt Papierów Wartos'ciowych S.A.	Rejestr Papierów Wartooeciowych
Portugal	Banco Comercial Português S.A.	1099-007 Lisboa, Portugal	INTERBOLSA - Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.
Portugal	*BNP Paribas Securities Services, S.A.	3 Rue D'Antin, Paris, France
Puerto Rico	Citibank, N.A.	San Juan, Puerto Rico 00901	see U.S. depositories
Qatar	HSBC Bank Middle East Limited	Doha, Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market
Romania	ING Bank N.V.	Bucharest 1, Romania	S.C. Depozitarul Central S.A.	National Bank of Romania
Romania	*UniCredit Tiriac Bank S.A.	Bucharest 1, 014106, Romania
Russia	ING Bank (Eurasia) ZAO	Moscow 127473, Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation	National Depository Center
Russia	*ZAO Citibank	Moscow, 123317, Russia
Saudi Arabia	Saudi British Bank	Riyadh 11413, Saudi Arabia	Tadawul Central Securities Depository
Senegal	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Serbia	UniCredit Bank Serbia JSC	11070 New Belgrade, Serbia	Central Registrar and Central Depository for Securities
Singapore	DBS Bank Limited	Singapore 239922	The Central Depository (Pte) Limited	Monetary Authority of Singapore
Singapore	United Overseas Bank Ltd.	Singapore 048624
Slovak Republic	Ceskoslovenská obchodna banka, a.s.	814 99 Bratislava, Slovak Republic	Centralny depozitar cenn/ch papierov SR, a.s.	National Bank of Slovakia
Slovak Republic	*UniCredit Bank Slovakia a.s.	Bratislava 1, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	SI-1000, Ljubljana, Slovenia	KDD - Centralna klirinsko depotna druzba d.d.
South Africa	Nedbank Limited	Braamfontein, Johannesburg Republic of South Africa	Strate Central Securities Depository
South Africa	Standard Bank of South Africa Limited	Johannesburg 2001 Republic of South Africa
Spain	Deutsche Bank S.A.E.	Barcelona, Spain	IBERCLEAR
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo 1, Sri Lanka	Central Bank of Sri Lanka	Central Depository Systems (Pvt) Limited
Sri Lanka	*Standard Chartered Bank	Colombo 1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza, Mbabane, Swaziland	None
Sweden	Skandinaviska Enskilda Banken AB	SE-106 40 Stockholm, Sweden	Euroclear Sweden
Switzerland	UBS AG	8098 Zurich, Switzerland	Six SIS AG
Switzerland	Credit Suisse	Zurich, Switzerland
Taiwan - R.O.C.	Bank of Taiwan	Taipei 100, Taiwan Republic of China	Central Bank of Taiwan	Taiwan Depository and Clearing Corporation
Taiwan - R.O.C.	*Standard Chartered Bank (Taiwan) Limited	Taipei 105, Taiwan Republic of China
Taiwan - R.O.C.	HSBC Taipei	Section 1, Taipei 110, Taiwan Republic of China
Taiwan - R.O.C.	Citibank Taipei	Taipei, Taiwan Republic of China
Taiwan - R.O.C.	Deutsche Bank	Taipei 105 Taiwan, Republic of China
Taiwan - R.O.C.	*Standard Chartered Bank	Taipei 10549, Taiwan, Republic of China
Taiwan - R.O.C.	JPMorgan Chase Bank, N.A., Taiwan Branch	Taipei 11047 Taiwan R.O.C
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok 10500, Thailand	Thailand Securities Depository Company Limited
Togo	Société Générale de Banques en Côte d'Ivoire	Abidjan 01 Ivory Coast	Dépositaire Central - Banque de Règlement
Trinidad & Tobago	Republic Bank Limited	Port of Spain, Trinidad & Tobago, W.I.	Central Bank of Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	1080 Tunis, Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et le Dépôts des Valeurs Mobilières
Turkey	Citibank, A.S.	34768 Umraniye Istanbul, Turkey	Central Registry Agency	Central Bank of Turkey
Turkey	*HSBC Bank A.S.	34398 Istanbul, Turkey
Uganda	Barclays Bank of Uganda Ltd.	Kampala, Uganda	Bank of Uganda
Ukraine	ING Bank Ukraine	04070 Kiev, Ukraine	National Bank of Ukraine	Mizhregionalny Fondovy Souz
Ukraine	*UniCredit Bank T.z.o.v.	Kiev 01034, Ukraine
United Arab Emirates - ADX	HSBC Bank Middle East Limited (HSBC-BME)	Dubai, United Arab Emirates	Clearing, Settlement, Depository and Registry Department of the Abu Dhabi Securities Exchange
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Dubai, United Arab Emirates	Clearing and Depository System
United Arab Emirates - DIFC	HSBC Bank Middle East Limited	Dubai, United Arab Emirates	Central Securities Depository
United Arab Emirates - DIFC	*Standard Chartered Bank	Dubai, United Arab Emirates
United Kingdom	State Street Bank and Trust Company, United Kingdom branch	Edinburgh EH5 2AW, Scotland	Euroclear UK & Ireland Limited
United Kingdom	*HSBC Bank Plc.	London EC3N 4DA, England
United States	State Street Bank and Trust Company	Boston, MA 02110, United States	Depository Trust Clearing Corporation	Federal Reserve Bank
Uruguay	Banco Itaú Uruguay S.A.	11000 Montevideo, Uruguay	Banco Central del Uruguay
Venezuela	Citibank, N.A.	Caracas, Venezuela	Banco Central de Venezuela	Caja Venezolana de Valores
Vietnam	HSBC Bank (Vietnam) Ltd.	District 1, Ho Chi Minh City, Vietnam	Vietnam Securities Depository (VSD)
Zambia	Barclays Bank of Zambia Plc.	Lusaka, Zambia	LuSE Central Shares Depository Limited	Bank of Zambia
Zimbabwe	Barclays Bank of Zimbabwe Limited	Harare, Zimbabwe	None

*Legacy Investors Bank & Trust Company (IBT) subcustodian Network relationship.

Each of the Investment Companies Listed on Appendix "A" Attached Hereto, on
Behalf of Each of Their Respective Portfolios

By:/s/Paul Murphy

Name:Paul Murphy

Title:Asst. Treasurer

State Street Bank and Trust Company

By:/s/A. Bonavita

Name: A. Bonavita

Title: Vice President